EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), each of the undersigned hereby certifies in his capacity as an officer of ITLA Capital Corporation (the “Company”) that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 14, 2003	/s/ George W. Haligowski

George W. Haligowski
Chairman of the Board, President
and Chief Executive Officer

Date: November 14, 2003	/s/ Timothy M. Doyle

Timothy M. Doyle
Senior Managing Director and
Chief Financial Officer

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